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Exhibit 99.4

PROMISSORY NOTE

$3,000,000	Date: January 24, 2003

FOR VALUE RECEIVED, Beyond the Wall, Inc., a Delaware corporation ("Maker"), promises to pay to The Ravich Revocable Trust of 1989 (together with any successors or assigns, "Payee") the principal amount of Three Million Dollars ($3,000,000), together with interest on the principal amount or the unpaid balance at the rate of 4% a year from this date to the date of payment in full, on December 31, 2010 (the "Maturity Date"). Payments shall be made in lawful currency of the United States at the office of Payee at the address set forth in Section 6(d) below (or such other place as the holder of this note may designate).

        This note is secured by a pledge of all of the outstanding stock of Maker as provided in the Security Agreement dated this date between Payee, YouthStream Media Networks, Inc. and Network Event Theater, Inc.

1.
Prepayments.

(a)
Maker may prepay this note in full at any time or in part from time to time with interest to the date of payment and without penalty or premium. In connection with each prepayment of principal hereunder, Maker shall also pay all accrued and unpaid interest on the principal amount of the note being repaid.

(b)
If prior to payment in full of this note Maker realizes net cash proceeds (after costs and applicable taxes) from any sale of assets of Maker outside the ordinary course of business or from the issuance of any capital stock, within ten days after receipt of those proceeds Maker shall make a mandatory prepayment upon the principal of this note, together with interest (on the amount being paid) to the date of payment and without penalty, in an amount equal to those net cash proceeds (up to the outstanding principal balance).

2.
Negative Covenants. So long as the note shall remain unpaid, Maker shall not, directly or indirectly, unless the holder shall otherwise consent in writing, (a) incur any indebtedness for borrowed money, (b) declare or pay any dividends, make any distributions of assets or otherwise to its stockholders, (c) purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, (d) sell, or enter into any agreement to sell, all or substantially all of the assets or all or substantially all of the capital stock of Maker, or (e) enter into any transaction with any affiliate (i.e., any person or entity that controls, is controlled by, or is under common control with, Maker) other than transactions with YouthStream Media Networks, Inc., Network Event Theater, Inc. and/or their successors that have fair and reasonable terms which are no less favorable to Maker than would be obtained in a comparable arm's length transaction with a person or entity that is not an affiliate.

3.
Events of Default. The following shall constitute Events of Default under this note:

(a)
If Maker defaults in the payment of principal or interest on this note (including, but not limited to, any required prepayment);

(b)
if Maker defaults in the performance of any of its other obligations under this note and the default continues for ten days after written notice;

(c)
if Maker breaches any representation, warranty or covenant contained in the Restructuring Agreement dated as of January 20, 2003 by and among, Maker, Payee and the other parties thereto or in any writing furnished by Maker to Payee pursuant to such Restructuring Agreement or this note;

(d)
if Maker or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Maker or any Subsidiary (as defined below) bankrupt or insolvent; or any order for relief with respect to Maker or any Subsidiary is entered under the Federal Bankruptcy Code; or Maker or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Maker or any Subsidiary, or of any substantial part of the assets of Maker or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to Maker or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker or any Subsidiary and either (A) Maker or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

  (e)
  a judgment in excess of $1.0 million is rendered against Maker or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full;

  (f)
  Maker or any Subsidiary defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $1.0 million to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $1.0 million to become due prior to its stated maturity; or

  (g)
  Maker or its successors fails to pay in full all principal and accrued but unpaid interest on the note to Payee within 5 business days following a Change of Control (as defined below).

4.
Consequences of an Event of Default.

(a)
If an Event of Default has occurred and is continuing (other than an Event of Default described in subparagraph 3(d)), Payee may, upon notice to Maker, declare the unpaid balance of the principal of this note and all accrued interest immediately due and payable and may proceed to enforce its security interest as provided in the Security Agreement referred to above. If an Event of Default of the type described in subparagraph 3(d) above occurs, the aggregate principal amount of the note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of Payee, and Maker shall immediately pay to Payee all amounts due and payable with respect to the note.

(b)
If an Event of Default has occurred and continues for a period of 30 days or any other Event of Default has occurred and is continuing, the interest rate on the note shall increase immediately by an increment of 1 percentage point(s). Thereafter, until such time as no Event of Default exists, the interest rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 1 percentage point(s) (but in no event shall the interest rate exceed the lesser of 10% or the maximum rate permissible by law). Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Default exists, subject to subsequent increases pursuant to this paragraph.

5.
Definitions. For purposes of this note:

(a)
"Change of Control" means (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Maker and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that does not include Payee or any person controlling, controlled by, or under common control with Payee ("Affiliate"); or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that a "person" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), that does not include Payee or any Affiliate of Payee, owns more than 50% of the total voting power entitled to vote in the election of directors.

  (b)
  "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

  (c)
  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

  (d)
  Expenses of Enforcement. If Payee shall institute any action to enforce collection of this note, there shall become due and payable from Maker, in addition to the unpaid principal amount and accrued interest, all reasonable costs and expenses of that action (including, but not limited to, reasonable attorneys' fees), and Payee shall be entitled to judgment for all such additional amounts.

6.
Miscellaneous.

(a)
No delay or failure on the part of Payee to exercise any power or right given under this note, including, but not limited to, the right to accelerate the amounts due, shall operate as a waiver of that power or right and no right or remedy of Payee shall be deemed abridged or modified by any course of conduct. Any waiver must be in writing.

(b)
Payee shall also have any other rights which Payee may have been afforded under any contract or agreement at any time and any other rights which Payee may have pursuant to applicable law.

(c)
Maker waives diligence, presentment, protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this note other than the notices expressly contemplated by this note.

(d)
Any notice or other communication under this note shall be in writing and shall be considered given when delivered personally or sent by facsimile (with a copy by any other means permitted for the giving of notices under this note), one day after being sent by a reputable overnight courier, or four days after being mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice similarly given):

if to Payee, to it at:	The Ravich Revocable Trust of 1989 c/o Libra Securities 11766 Wilshire Blvd., Suite 870 Los Angeles, CA 90025
if to Maker, to it at:	Beyond the Wall, Inc. 1903 West Main Street Stroudsburg, PA 18360
  (e)
  This note shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York and cannot be changed orally.

  (f)
  The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this note. A summons or complaint in any such action or proceeding may be served by registered mail in accordance with paragraph 6(d) of this note.

        IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first above written:

Beyond the Wall, Inc.
By:	/s/ Name: Harlan Peltz Title: Director

S-1

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  Exhibit 99.4
PROMISSORY NOTE